Exhibit 10.1

SECOND AMENDMENT TO THE
FIRST CITIZENS COMMUNITY BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This Second Amendment (this “Amendment”) to the First Citizens Community Bank Supplemental Executive Retirement Plan, as amended (the “SERP”), is effective as of August 23, 2021.

W I T N E S S E T H:

WHEREAS, First Citizens Community Bank (the “Bank”) maintains the SERP for the benefit of certain senior officers; and

WHEREAS, the Board of Directors of the Bank resolved to amend the SERP to make certain modifications to the definition of the term Final Average Pay, effective as of August 23, 2021.

NOW, THEREFORE, the SERP is hereby amended as follows:

1.	The following defined term is hereby added to Article I of the SERP:

“Compensation” means all compensation reportable on Box 1 of Form W-2, including, without limitation, in respect of salary, bonus and the vesting of shares of restricted stock, plus any amounts contributed by the Executive pursuant to a salary reduction agreement to a qualified deferred compensation plan described in Section 401(k) of the Code or a cafeteria plan described in Section 125 of the Code maintained by the Bank.

2.	The definition of the term “Final Average Pay” is hereby deleted in its entirety and the following substituted in lieu thereof:

“Final Average Pay” means the average of an Executive’s annual Compensation during the three completed calendar years preceding the Executive’s termination of employment; provided, however, that solely with respect to the Executives identified in Appendix B to the Plan, if, at any time during the three completed calendar years preceding the Executive’s termination of employment, the Executive transitioned to a different position with the Company and his or her salary was reduced in connection with such transition, then the Executive’s Final Average Pay shall be determined based on the three completed calendar years preceding the calendar year during which the Executive transitioned to such different position.

3.	Appendix B attached to this Amendment is hereby added as Appendix B to the Plan.

IN WITNESS WHEREOF, the Bank has caused this Amendment to be executed by its duly authorized officer on August 23, 2021.

By:	Gina M Boor

Title:	Corporate Secretary

Signature:	/S/ Gina M Boor

APPENDIX B

Randall E. Black
Mickey L. Jones